U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 22, 2021

Cannapharmarx, Inc.

(Exact name of small business issuer as specified in its charter)

Delaware	000-27055	24-4635140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

3600

888-3rd Street SW

Calgary, Alberta, Canada T2P5C5

(Address of Principal Executive Offices)

(949) 652-6838

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 23, 2020, CannapharmaRx, Inc. (the “Company”) received a commitment letter from Global Capital Partners Fund, LLC (the “Commitment”) for a certain property in Alberta, Canada. The Company returned the Global Capital Partners Fund, LLC commitment letter on or before the expiration date of the Commitment, as extended. The transaction, subject to certain closing conditions, is scheduled to close in February 2021 in conjunction with the purchase of the Alberta, Canada facility as discussed in the Form 8-K filed on January 12, 2021, the substance of which is incorporated by reference herein.

Pursuant to the Commitment, the amount of the proposed loan is Twelve Million dollars in United States currency (US$12,000,000) with interest being paid monthly and no original issue discount. The Commitment charges interest at an amount up to, but not to exceed thirteen (13%) per annum, fixed for twelve (12) months and thirteen and one-half percent (13.5%) for the second year of the proposed loan. The exact interest rate will be determined three business dates prior to closing. The Company will pay two and one-half percent (2.5%) of the loan as points on the loan to Global Capital Partners Fund, LLC (the “Points”). The points are payable as follows: Ten Thousand US Dollars (USD$10,000) paid, which is deemed earned. One Hundred Twenty Thousand US Dollars (USD$120,000), due and payable upon issuance of the Commitment. This fee will be non-refundable. The balance, which equals One Hundred Seventy Thousand US Dollars ($170,000), is payable at closing. A finder’s fee of two and one-half percent (2.5%) is due to Teneo Capital at closing. The term of the loan will be twenty-four (24) months. Global Capital Partners Fund, LLC is not requiring personal guarantees of any of the principals of the Company. The proposed loan will carry with it a five percent (5%) prepayment penalty which is waived should the Company make three (3) months of timely payments. The Company will grant a first position lien on the financed property.

The Commitment is premised on several conditions. All payments to be made in US Currency. Global Capital Partners Fund, LLC must receive a Lender ordered MAI appraisal showing satisfactory value. Global Capital Partners Fund, LLC is granting a maximum loan to value of fifty-five percent (55%). Global Capital Partners Fund, LLC must receive a Title Report and legal opinion showing good title to the property. Global Capital Partners Fund, LLC must receive a satisfactory Legal opinion on all related documentation. The Company must obtain insurance protecting Global Capital Partners Fund LLC interest in the property.

The material terms of the Commitment are included in that certain commitment letter attached hereto and incorporated herein as if set forth as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure

Attached is a copy of a press release being issued by the Company relating to the Commitment, a copy of which is attached as Exhibit 99.2 and is hereby incorporated.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Commitment Letter
99.2	Press Release titled CannapharmaRx, Inc. Announces Non-Dilutive Commitment Financing for Assets and Facilities Located in Cremona, AB, dated January 19, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2021	CANNAPHARMARX, INC.

By: /s/Dominic Colvin
Chief Executive Officer

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